UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2011

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

August 11, 2011 - Clearwater, Florida. - Nicholas Financial, Inc. (Nasdaq, NICK), held the Company’s Annual General Meeting of Shareholders on August 9, 2011. The following tables detail the voting results:

Election of Director

	Shares Voted For	Shares Abstaining	Shares Withholding Authority	Broker Non-Votes
Stephen Bragin	4,575,578	---	249,825	5,699,798

The directors whose terms of office as directors continued after the meeting were Peter L. Vosotas, Ralph T. Finkenbrink, Scott Fink, and Alton R. Neal.

Appointment of Dixon Hughes Goodman, LLP as Independent Auditors

Shares Voted For	Shares Abstaining	Shares Withholding Authority	Broker Non-Votes
10,496,953	---	28,248	---

Vote on Executive Compensation (“Say on Pay”)

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non-Votes
4,747,535	---	77,868	5,699,798

Advisory Vote on the Frequency of Future Say on Pay Votes

1 Year	2 Year	3 Year	Broker Non-Votes
4,239,977	73,259	467,494	5,744,471

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Company has decided to hold future advisory Say on Pay votes annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.

(Registrant)

Date: August 11, 2011	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: August 11, 2011	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)